Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor / Media Contact:
Mel Stephens
(248) 447-1624

Investor Contact:
Ed Lowenfeld
(248) 447- 4380

Lear Reports Improved Fourth Quarter

and Full Year 2011 Financial Results

SOUTHFIELD, Michigan, February 2, 2012 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical power management systems, today reported financial results for the fourth quarter and full year of 2011. Highlights include:

Fourth Quarter 2011

•	Net sales of $3.5 billion, up 11% from a year ago

•	Core operating earnings of $176 million, up 17% from a year ago

•	10th consecutive quarter of improvement in year-over-year core operating earnings

•	Diluted net income per share of $1.03

•	Free cash flow of $192 million

Full Year 2011

•	Net sales of $14.2 billion, up 18% from a year ago

•	Core operating earnings of $787 million, up 25% from a year ago

•	Core operating margins increased from 5.2% to 5.6%

•	Diluted net income per share of $5.08, up 25% from a year ago

•	Free cash flow of $461 million

•	Returned $330 million to shareholders through share repurchases and dividends, and in January 2012, increased share repurchase authorization by $300 million

•	Year-end cash balance of $1.8 billion; total debt of $695 million

Business Conditions

In the fourth quarter, global industry production increased 1% from a year ago. Production increased 16% in North America and 13% in Japan and decreased 4% in Europe and 2% in China. For the full year, global industry production improved by 3% from a year ago to a record 74.8 million vehicles, reflecting the continued industry recovery in North America and growth in emerging markets, partially offset by a significant decline in Japan in the first half of 2011 following the earthquake and tsunami. Vehicle production In North America and Europe increased by 10% and 3%, respectively and decreased in Japan by 14% in 2011.

“Lear had another strong year of financial performance in 2011. Our sales and earnings increased at a faster pace than industry production, and in the fourth quarter, we

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achieved our 10th consecutive quarter of improved earnings,” said Matt Simoncini, Lear’s president and chief executive officer. “We are continuing to invest in strengthening and growing our core businesses with an emphasis on increasing our component capabilities in emerging markets. At the same time, during 2011, we initiated dividend and share repurchase programs to return cash to shareholders. Despite near-term uncertainty in Europe, we continue to believe long-term growth in global auto production will continue and we are taking appropriate actions to strengthen and grow our company.”

Fourth Quarter 2011 Financial Results

For the fourth quarter of 2011, Lear reported net sales of $3.5 billion, pretax income of $92 million, including restructuring costs and other special items of $72 million, and diluted net income per share of $1.03. Income before interest, other income, income taxes, restructuring costs and other special items (core operating earnings) was $176 million. This compares with net sales of $3.2 billion, pretax income of $119 million, including restructuring costs and other special items of $28 million, core operating earnings of $150 million and diluted net income per share of $1.08 in the fourth quarter of 2010. The decrease in diluted net income per share reflects primarily higher restructuring costs and other special items incurred during the fourth quarter of 2011. A reconciliation of core operating earnings to pretax income, as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.

In the Seating segment, net sales were up 8% to $2.7 billion, primarily driven by the addition of new business. Operating earnings, excluding restructuring costs and other special items, were unchanged from last year, primarily reflecting operating efficiencies and the addition of new business offset by customer pricing and higher product development and launch costs.

In the Electrical Power Management Systems segment, net sales grew by 21% to $838 million, primarily driven by increased production on key platforms and the addition of new business. Operating earnings and margins improved from last year, primarily reflecting the increase in sales and operating efficiencies offset in part by customer pricing and higher product development costs.

In the fourth quarter of 2011, free cash flow was $192 million, and net cash provided by operating activities was $274 million. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

During the fourth quarter, Lear repurchased 2.1 million shares of its common stock for a total of $85 million and paid a dividend of $0.125 per share.

Full Year 2011 Financial Results

For the full year 2011, Lear reported net sales of $14.2 billion, pretax income of $639 million, including restructuring costs and other special items of $98 million, and diluted net income per share of $5.08. Core operating earnings were $787 million. This compares with net sales of $12.0 billion, pretax income of $486 million, including restructuring costs and other special items of $91 million, core operating earnings of $627 million, and diluted net income per share of $4.05 in 2010. A reconciliation of core operating earnings to pretax income, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

In the Seating segment, net sales were up 16% to $10.9 billion, primarily driven by the addition of new business, increased production on key platforms and the impact of foreign exchange, partially offset by customer pricing. In the Electrical Power Management Systems segment, net sales were up 26% to $3.2 billion, primarily driven by increased production on key platforms, the addition of new business and the impact of foreign exchange, partially offset by customer pricing. Operating earnings in Seating increased from 2010, reflecting the increase in sales and operating efficiencies, partially offset by customer pricing and higher product development, commodity and launch costs. Operating earnings and margins increased in Electrical Power Management Systems, reflecting the increase in sales and operating efficiencies, offset in part by customer pricing and higher launch and commodity costs.

Free cash flow in 2011 was $461 million, up $32 million from $429 million in 2010. Net cash provided by operating activities was $790 million and $622 million in 2011 and 2010, respectively. A reconciliation of free cash flow to net cash provided by operating activities, as determined in accordance with GAAP, is provided in the attached supplemental data pages.

During 2011, Lear repurchased 6.2 million shares of its common stock for a total of $279 million and paid dividends totaling $0.50 per share. In 2011, Lear returned a total of $330 million to its shareholders through share repurchases and dividends. In January 2012, the Company’s Board of Directors authorized a $300 million increase to its existing share repurchase program, bringing the total value of shares that may be repurchased to $700 million.

Full Year 2012 Financial Outlook

Summarized below are highlights from our full year 2012 financial outlook, which was announced on January 11, 2012. Key 2012 assumptions include industry vehicle production of 13.8 million units in North America, up 5% from 2011, 17.2 million units in Europe, down 5% from 2011, and 17.5 million units in China, up 9% from 2011. Lear’s financial guidance is based on an average full year exchange rate of $1.30/Euro, down from $1.39/Euro in 2011.

Lear expects 2012 net sales in the range of $13.85 to $14.35 billion and core operating earnings in the range of $740 to $790 million. Free cash flow in 2012 is expected to be approximately $275 million, down from 2011 reflecting primarily the planned increase in capital spending in emerging markets. Our interest expense outlook for 2012 is approximately $55 million.

Pretax income before restructuring costs and other special items is estimated to be in the range of $685 to $735 million. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be in the range of $150 to $170 million. Adjusted net income attributable to Lear is expected to be in the range of $490 to $520 million.

Pretax operational restructuring costs in 2012 are estimated to be about $40 million. Capital spending in 2012 is estimated to be approximately $425 million. Depreciation and amortization expense is estimated to be about $255 million in 2012.

Webcast Information

Lear will webcast a conference call to review the Company’s fourth quarter and full year 2011 financial results and related matters on Thursday, February 2, 2012, at 9:00 a.m. Eastern Standard Time, through the Investor Relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until February 16, 2012, with a Conference I.D. of 36296094.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “income before interest, other (income) expense, income taxes, restructuring costs and other special items (core operating earnings),” “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear (adjusted earnings per share),” “tax expense excluding impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, equity in net income of affiliates, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities and gains and losses on the sales of assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon, and other discrete tax items. Free cash flow represents net cash provided by operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other (income) expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company and its key customers and suppliers; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs net of lost and cancelled programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches. Sales backlog assumes volumes based on the December 2011 IHS Automotive production forecast and a Euro exchange rate of $1.30/Euro. For purposes of this press release, the sales backlog includes data for the full years 2012 to 2014.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 98,000 employees located in 35 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Three Month Period Ended
	December 31, 2011	December 31, 2010
Net sales	$3,508.5	$3,156.5

Cost of sales	3,265.8	2,921.6
Selling, general and administrative expenses	134.0	102.0
Amortization of intangible assets	6.9	6.9
Interest expense	14.8	11.2
Other income, net	(5.0)	(4.5)

Consolidated income before income taxes	92.0	119.3
Income taxes	(21.9)	(4.5)

Consolidated net income	113.9	123.8
Net income attributable to noncontrolling interests	7.4	6.7

Net income attributable to Lear	$106.5	$117.1

Diluted net income per share attributable to Lear	$1.03	$1.08

Weighted average number of diluted shares outstanding	103.9	108.4

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Month Period Ended
	December 31, 2011	December 31, 2010
Net sales	$14,156.5	$11,954.6

Cost of sales	12,963.3	10,936.3
Selling, general and administrative expenses	485.6	452.7
Amortization of intangible assets	28.0	27.2
Interest expense	39.7	55.4
Other (income) expense, net	0.7	(3.0)

Consolidated income before income taxes	639.2	486.0
Income taxes	68.8	24.6

Consolidated net income	570.4	461.4
Net income attributable to noncontrolling interests	29.7	23.1

Net income attributable to Lear	$540.7	$438.3

Diluted net income per share attributable to Lear	$5.08	$4.05

Weighted average number of diluted shares outstanding	106.3	108.1

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 31, 2011	December 31, 2010
ASSETS
Current:
Cash and cash equivalents	$1,754.3	$1,654.1
Accounts receivable	1,880.1	1,758.4
Inventories	637.8	554.2
Other	489.3	418.8

	4,761.5	4,385.5

Long-Term:
PP&E, net	1,072.0	994.7
Goodwill	628.6	614.6
Other	548.8	626.3

	2,249.4	2,235.6

Total Assets	$7,010.9	$6,621.1

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$—	$4.1
Accounts payable and drafts	2,014.3	1,838.4
Accrued liabilities	1,049.2	976.0

	3,063.5	2,818.5

Long-Term:
Long-term debt	695.4	694.9
Other	690.9	538.9

	1,386.3	1,233.8

Equity	2,561.1	2,568.8

Total Liabilities and Equity	$7,010.9	$6,621.1

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31, 2011	December 31, 2010
Net Sales
Europe	$1,343.5	$1,311.5
North America	1,270.8	1,016.7
Asia	607.1	547.1
Rest of World	287.1	281.2

Total	$3,508.5	$3,156.5

Content Per Vehicle *
Europe	$313	$298
North America	$370	$348

Free Cash Flow **
Net cash provided by operating activities	$273.8	$237.8
Capital expenditures	(81.8)	(78.0)

Free cash flow	$192.0	$159.8

Depreciation and Amortization	$57.0	$61.6

Core Operating Earnings **
Pretax income	$92.0	$119.3
Interest expense	14.8	11.2
Other income, net	(5.0)	(4.5)
Restructuring costs and other special items - Costs related to restructuring actions	56.7	15.9
Other	17.5	8.0

Core operating earnings	$176.0	$149.9

Adjusted Net Income Attributable to Lear **
Net income attributable to Lear	$106.5	$117.1
Restructuring costs and other special items - Costs related to restructuring actions	56.7	15.9
Other	15.2	11.8
Tax impact of special items and other net tax adjustments ***	(47.4)	(15.7)

Adjusted net income attributable to Lear	$131.0	$129.1

Weighted average number of diluted shares outstanding	103.9	108.4

Diluted net income per share attributable to Lear	$1.03	$1.08

Adjusted earnings per share	$1.26	$1.19

*	Content Per Vehicle for 2010 has been updated to reflect actual production levels.
**	See “Non-GAAP Financial Information” included in this press release.
***	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Twelve Months Ended
	December 31,	December 31,
	2011	2010
Net Sales
Europe	$5,699.7	$4,974.2
North America	5,001.6	4,047.7
Asia	2,262.8	1,879.8
Rest of World	1,192.4	1,052.9

Total	$14,156.5	$11,954.6

Content Per Vehicle *
Europe	$317	$284
North America	$381	$339

Free Cash Flow **
Net cash provided by operating activities	$790.3	$621.9
Capital expenditures	(329.5)	(193.3)

Free cash flow	$460.8	$428.6

Depreciation and Amortization	$246.3	$235.9

Diluted Shares Outstanding at end of year ***	102,364,865	108,333,434

Core Operating Earnings **
Pretax income	$639.2	$486.0
Interest expense	39.7	55.4
Other (income) expense, net	0.7	(3.0)
Restructuring costs and other special items -
Costs related to restructuring actions	71.5	69.0
Other	35.4	19.9

Core operating earnings	$786.5	$627.3

Adjusted Net Income Attributable to Lear **
Net income attributable to Lear	$540.7	$438.3
Restructuring costs and other special items -
Costs related to restructuring actions	70.9	69.0
Gains related to affiliate transactions	(5.8)	—
Other	32.8	21.7
Tax impact of special items and other net tax adjustments ****	(70.4)	(51.6)

Adjusted net income attributable to Lear	$568.2	$477.4

Weighted average number of diluted shares outstanding	106.3	108.1

Diluted net income per share attributable to Lear	$5.08	$4.05

Adjusted earnings per share	$5.34	$4.42

*	Content Per Vehicle for 2010 has been updated to reflect actual production levels.
**	See “Non-GAAP Financial Information” included in this press release.
***	Calculated using stock price at end of year. Diluted shares outstanding at end of year for 2010 has been restated to reflect the two-for-one stock split.
****	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.